Exhibit 4.1

                        THE SCHOONER BREWERY INCORPORATED

                        PROMISSORY NOTE (SINGLE PAYMENT)

Maker:      The Schooner Brewery Incorporated

Date:       ______________________

Maturity Date:          [used three months]
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Interest Calculation Basis:   360 days

Amount of Note:   $________________

Annual Rate of Interest (Interest Rate):  none

      For value received, Maker promises to pay to the order of bold ("Lender") at Maker's place of business at 440 North Center, Arlington, Tarrant County, Texas, or its present place of business if different, the Amount of Note (_____________________ dollars) plus interest on unpaid Amount of Note from Date to Maturity Date at the Interest Rate, calculated on the Interest Calculation Basis. At the election of the holder of this note, the Interest Calculation Basis may be the actual number of days in the applicable calendar year in which interest on this note accrues.

      The Interest Rate provided in this note, however, shall be limited to the maximum rate allowed from time to time by applicable state or federal law (the "Highest Lawful Rate"). Regardless of any provision contained in this note, or in any other document executed in connection with this note, the holder of this note shall never be entitled to receive, collect, or apply, as interest on this note, any amount in excess of the Highest Lawful Rate, and in the event the holder of this note ever receives, collects, or applies, as interest, any such excess, such amount shall be deemed a partial prepayment of principal, and, if the principal of this note is paid in full, any remaining excess shall immediately be refunded to the payor. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, Maker and the holder of this note shall, to the maximum extent permitted by law, (a) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest; (b) exclude voluntary prepayment and the effects of such; and (c) amortize, prorate, allocate, and spread, in equal parts, the total amount of interest throughout the entire contemplated term of this note so that the Interest Rate is uniform throughout the entire term of this note. Past due principal and interest shall bear interest at the Highest Lawful Rate.

      At all such times, if any, as Texas law shall establish the Highest Lawful Rate, the Highest Lawful Rate shall be the "indicated ceiling" (as defined in TEX. REV. CIV. STAT. ANN. art. 5069-1.04, as amended) from time to time in effect; but payee may from time to time, as to current and future balances, implement any other ceiling under such chapter and/or revise the index, formula, or provision of law used to compute the rate on this note by notice to Maker, if and to the extent permitted by, and in the manner provided in such chapter.

      All unpaid Amount of Note shall be payable on [used maturity date] .

      It is expressly understood and agreed that failure to pay this note when due shall constitute default under this note. Upon any such default, and without waiving any other rights under this note or any other instrument executed in connection with this note, Lender or other holder may, at its option, exercise any or all rights, powers, and remedies afforded under all security instruments securing this note and by law, including the right to declare the unpaid balance of principal and accrued interest on this note immediately due and payable.

      Each Maker agrees that his, her, or its liability on or with respect to this note shall not be affected by any release of or change in any security at any time existing or by any failure to perfect or maintain perfection of any lien on or security interest in such security.

      Each Maker, guarantor, surety, and endorser waives certain otherwise applicable legal requirements relating to the collection of notes, such as grace, demand, presentment for payment, notice of non-payment, protest, notice of protest, notice of dishonor, notice of intent to accelerate, notice of acceleration, and diligence in collection and the bringing of suit against any party to this note; agrees to application of any bank balance to payment of this note; agrees that extensions and renewals without limit as to number, acceptance of any number of partial payments, and releases or substitutions of collateral, with or without notice, before or after maturity, shall not release or discharge his, her, or its obligations under this note; agrees that waiver of any default shall not constitute waiver of any prior or subsequent default; and agrees to pay in addition to all other sums due under this note a reasonable sum of at least ten percent of the unpaid Amount of Note as reasonable attorneys' fees if this note is placed in the hands of an attorney for collection or if it is collected through probate, bankruptcy, or other judicial proceeding. The holder may, at its option, without notice to any Maker or any other person, accelerate the Maturity Date at any time it shall deem itself insecure or if Maker shall fail to make any payment when due.

      [Maker(s) to initial this space, if the following paragraph is applicable to this note]:_________

      Maker warrants and represents to payee, and to all other owners and/or holders of any indebtedness evidenced pursuant to this note, that (a) all loans evidenced by this note are and shall be "business loans" as such term is used in the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended, and (b) such loans are for a business, commercial, investment or similar purpose and not primarily personal, family, household, or agricultural use, as such terms are used in TEX. REV. CIV. STAT. ANN. art. 5069-1.04, as amended.

      This note is one of a series of Maker's non-interest bearing promissory notes (the "Notes"), issued pursuant to the terms provided below.

      Maker represents and warrants that it has not, either directly or through any agent, offered any of the Notes to any person other than 1) existing shareholders of Maker, and only those existing shareholders who are very familiar with Maker's current business plans, including that contained within Maker's business plan dated November, 1997 (the "Business Plan") and Maker's draft private placement memorandum dated May 8, 1998 (the "Private Placement Memorandum"), or 2) individuals who are personally very familiar with the business acumen of Maker's management. Lender represents to Maker, in accepting one of the Notes, that Lender is acquiring this Note for Lender's own account, for the purpose of investment, and not with a view to the distribution or resale of the Note, and that, to the best of Lender's knowledge, Lender qualifies as a "well-informed investor" pursuant to applicable state securities laws. Lender further represents to Maker that Lender has received, thoroughly reviewed, and understands the Business Plan and the Private Placement Memorandum, specifically including, but not limited to, Maker's most recent 15c2-11 filing dated May 13, 1997, a photocopy of which is contained within the Business Plan.

      In lieu of interest, Maker will cause to be issued to Lender [$ X 4] shares of Maker's restricted common stock. The parties agree, however, that Maker shall have the right, exercisable prior to [used one year in advance of note date], to redeem all of such shares at the price of $.20 per share.

      This note, and all of the Notes, may not be transferred without an opinion of counsel selected by Lender and reasonably satisfactory to Maker as to the nonnecessity for registration under the Securities Act of 1933, or if an exemption from registration is otherwise available.

      Terms used in this note shall have the meanings indicated above. As used in this note, where appropriate, the masculine gender includes the feminine and the neuter, and the singular number includes the plural number. This note shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America.

                                          MAKER:

                                          THE SCHOONER BREWERY
                                          INCORPORATED


                                          by: ____________________________
                                              Kimberly Biggs, secretary

      THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                          MAKER:

                                          THE SCHOONER BREWERY
                                          INCORPORATED


                                          by: ____________________________
                                              Kimberly Biggs, secretary


                                          LENDER:


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